SHAREHOLDER MEETINGS
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I. A special meeting of the shareholders of the Pilgrim Mutual Funds was held in
   San Diego, California on October 26, 1999. A brief description of each matter voted upon as well as the results are outlined below:

                                                       Shares
                                      Shares        voted against      Shares        Broker
                                     voted for       or withheld      abstained     non-vote        Total
                                    -------------   ---------------   -----------   ----------   -------------
1. Election of Trustees to serve until the election and qualifications of their successors:

Name
----
Mary A. Baldwin                     173,566,928        3,019,701         --            --        176,586,629
Al Burton                           173,526,092        3,110,537         --            --        176,536,629
Paul S. Doherty                     173,562,130        3,024,499         --            --        176,586,629
Robert B. Goode, Jr.                173,524,538        3,062,091         --            --        176,586,629
Alan L. Gosule                      173,601,730        2,984,899         --            --        176,586,629
Mark Lipson                         173,603,955        2,982,674         --            --        176,586,629
Walter H. May                       173,589,664        2,966,965         --            --        176,586,629
Jock Patton                         173,607,208        2,979,421         --            --        176,586,629
David W.C. Putnam                   173,596,791        2,989,838         --            --        176,586,629
John R. Smith                       173,440,576        3,146,053         --            --        176,586,629
Robert W. Stallings                 173,605,732        2,980,897         --            --        176,586,629
John G. Turner                      173,594,721        2,991,908         --            --        176,586,629
David W. Wallace                    173,459,812        3,125,817         --            --        176,586,629

2. Approval of the selection of independent public accountants, KPMG LLP, for the fiscal year ended June 30, 2000

Fund
----
Pilgrim Bank & Thrift Fund, Inc.     22,631,201          506,895         --            --         23,138,096
Pilgrim Advisory Funds, Inc.          7,158,402          124,438         --            --          7,282,840
Pilgrim Investment Funds, Inc.       72,087,236        2,071,003         --            --         74,158,239
Pilgrim Mutual Funds                 68,230,426        1,675,090         --            --         69,905,516

3.a. Approval of the management agreement between Pilgrim Mutual Funds and Nicholas Applegate

Fund
----
Pilgrim Convertible Fund              7,745,962          390,963         --            --          8,137,925
Pilgrim Emerging Countries Fund       7,742,317          153,510         --            --          7,895,827
Pilgrim Int'l Core Growth Fund        1,572,037           41,967         --            --          1,614,004
Pilgrim Int'l SmallCap Growth Fund    3,481,258           94,125         --            --          3,575,383
Pilgrim LargeCap Growth Fund          4,102,660          150,348         --            --          4,253,008
Pilgrim MidCap Growth Fund           10,912,221          629,116         --            --         11,541,337
Pilgrim SmallCap Growth Fund         13,534,326          717,130         --            --         14,251,456
Pilgrim Worldwide Growth Fund         8,123,819          618,136         --            --          8,741,955

3.b. Approval of the management agreement between Pilgrim Mutual Funds and HSBC

Fund
----
Pilgrim Asia-Pacific Equity Fund      2,788,432          130,823         --            --          2,919,255

4. Approval of sub-advisory between Pilgrim Investments, Inc. and the Funds

Fund
----
Pilgrim Bank & Thrift Fund, Inc.     22,043,033        1,095,063         --            --         23,138,095
Pilgrim LargeCap Leaders Fund         1,667,693           38,937         --            --          1,706,630
Pilgrim MidCap Value Fund             2,586,750           70,205         --            --          2,656,955
Pilgrim Asia-Pacific Equity Fund      2,877,917           41,338         --            --          2,919,255
Pilgrim MagnaCap Fund                16,433,186          953,331         --            --         17,386,517
Pilgrim High Yield Fund              54,078,191        2,693,531         --            --         56,771,722
Pilgrim Balanced Fund                 1,573,739           58,095         --            --          1,631,834
Pilgrim Convertible Fund              7,702,985          434,940         --            --          8,137,925
Pilgrim Emerging Countries Fund       7,735,262          160,565         --            --          7,895,827
Pilgrim High Yield II Fund            5,259,680          201,342         --            --          5,461,022
Pilgrim Strategic Income Fund           998,479           41,275         --            --          1,039,754
Pilgrim Int'l Core Growth Fund        1,576,276           37,728         --            --          1,614,004
Pilgrim Int'l SmallCap Growth Fund    3,483,148           92,235         --            --          3,575,383
Pilgrim LargeCap Growth Fund          4,116,432          136,576         --            --          4,253,008
Pilgrim MidCap Growth Fund           10,794,994          746,343         --            --         11,541,337
Pilgrim SmallCap Growth Fund         13,511,955          739,501         --            --         14,251,456
Pilgrim Worldwide Growth Fund         8,086,550          655,405         --            --          8,741,955
Pilgrim Money Market Fund             1,762,011                0         --            --          1,762,011

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                          TAX INFORMATION (unaudited)
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Corporate  shareholders  are  generally  entitled to take the dividend  received deduction on the portion of the Funds' dividend distribution that qualifies under tax law. The percentage of calendar year 1999 net investment income dividends that qualify for the corporate dividends received deduction are as follows:

                    MagnaCap Fund                99.89%
                    Bank and Thrift Fund           100%
                    Strategic Income Fund         7.39%

Shareholders are strongly advised to consult their own tax advisers with respect to the tax consequences of their investments in the Funds. In January 2000, shareholders, excluding corporate shareholders, should have received an IRS Form 1099 DIV regarding their federal tax status of the dividends and distributions received from them in calendar 1999.